Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2019 (January 16, 2020, as to the effects of the stock split described in Note 20) relating to the financial statements of PPD, Inc. appearing in Registration Statement No. 333-235860 on Form S-1 of PPD, Inc.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

February 6, 2020